____________________________________________________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

Date of Report (Date of earliest event report)               April 7, 2011

ALLEZOE MEDICAL HOLDINGS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33090	98-0413066
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

6170 Research Road, Suite 103 Frisco, Texas (Address of Principal Executive Offices)	75034-2787

Registrant’s telephone number, including area Code:                                                                                                            214-290-8031

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the follow provisions:

     □           Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     □           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     □           Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     □           Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8–Other Events

Item 8.01   Other Events.

On April 7, 2011, Tommy Thompson , former Governor of Wisconsin and former Secretary of the US Department of Health and Human Services, submitted his resignation as a member of the Board of Directors of Organ Transport Systems, Inc., ("Organ Transport") a wholly-owned subsidiary of Allezoe Medical Holdings., Inc. (the "Registrant").  Mr. Thompson has never been an officer, director or affiliate of the Registrant, except as a member of the Board of  Directors of Organ Transport.  Organ Transport was acquired by the Registrant effective on February 18, 2011.

The resignation letter from Mr. Thompson also included an e-mail containing a promotional piece from “Breakaway Stocks” falsely stating that Mr. Thompson was a member of the Board of Directors of the Registrant, and containing many exaggerations, misrepresentations and misleading claims regarding the Registrant.  The Registrant has no connection with Breakaway Stocks, did not authorize the e-mail promotion or any other stock promotion materials apparently being circulated by unknown and unrelated parties, and has already warned against purchasing stock in the Registrant based on the false claims in such promotional campaign.

A press release reporting the resignation and the improper promotional activity has been issued and is attached as an Exhibit to this Form 8-K Current Report.

Section 9 – Financial Statements and Exhibits

Item 9.01.   Financial Statements and Exhibits

(d)	Exhibits

The following documents are filed as an exhibit to this Report:

Exhibit Designation	Description of Exhibit

17	Letter of resignation dated April 7, 2011 from Tommy Thompson

                                   99                                                     Press release dated April 12, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed by the undersigned hereunto duly authorized.

Dated:                      April 12, 2011

       ALLEZOE MEDICAL HOLDINGS, INC.

By:    /s/       MICHAEL B. HOLDER
         Michael B. Holder, Chief Executive Officer
         President and Director